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                                                                    EXHIBIT 24.5

                                    BERWIND

                              FINANCIAL GROUP, LP.


                                  May 17, 1996


Board of Directors
BT Financial Corporation
Johnstown, Pennsylvania


     We consent to the use of our firm's name, Berwind Financial Group, L.P., and the inclusion of our Form of Fairness Opinion in this amendment No. 1 to the registration statement dated May 17, 1996 on Form S-4 (concerning the acquisition of Moxham Bank Corporation by BT Financial Corporation).


                                        Sincerely,

                                        /s/ BERWIND FINANCIAL GROUP, L.P.